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                                   EXHIBIT 21

                        FLEETBOSTON FINANCIAL CORPORATION
                         SUBSIDIARIES OF THE CORPORATION

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SUBSIDIARY                                            JURISDICTION OF INCORPORATION
----------                                            -----------------------------
Fleet National Bank                                   United States
  Fleet Bank (RI), National Association               United States
      Fleet Credit Card Holdings, Inc.                Delaware
        FBF Credit Card Holdings, Inc. (99%)          Rhode Island
  Fleet Mortgage Corp.                                South Carolina
  Fleet Holding Corp.                                 Rhode Island
    Fleet Capital Corporation                         Rhode Island
      Fleet Leasing Partners I, L.P.                  Rhode Island
        Fleet Business Credit Corporation             Delaware
  Fleet RI Holding Corp.                              Rhode Island
    Fleet Investment Advisors Inc.                    New York
  Boston World Holding Corporation                    Massachusetts
    Boston Overseas Financial Corporation S.A.        Argentina
Fleet Growth Resources, Inc.                          Rhode Island
Quick & Reilly/Fleet Securities, Inc.                 Delaware
Robertson Stephens Group, Inc.                        Delaware
BancBoston Investments Inc.                           Massachusetts
  BancBoston Capital, Inc.                            Massachusetts
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